#33955

                                                             SUB-ITEM 77D

MFS Government Securities Fund (the "Fund") added disclosure regarding the type of securities in which the Fund may invest, as described in the prospectus contained in the Post-Effective Amendment No. 24 to the Registration Statement (File N. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2000. Such description is incorporated herein by reference.